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                                                                    EXHIBIT 99.2

                   DOVER DOWNS GAMING & ENTERTAINMENT, INC.

                            AUDIT COMMITTEE CHARTER

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PURPOSE
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     The primary purpose of the Audit Committee (the "Committee") is to assist the Company's Board of Directors (the "Board") in fulfilling its responsibility to oversee management's conduct of the Company's financial reporting process, including (by overseeing the financial reports and other financial information provided by the Company to any governmental or regulatory body, the public or other users thereof) the Company's systems of internal accounting and financial controls, and the annual independent audit of the Company's financial statements.

     In discharging its oversight role, the Committee is empowered to investigate any matter brought to its attention with full access to all books, records, facilities and personnel of the Company. The Committee is authorized to retain outside counsel, auditors or other experts and professionals for this purpose. The Board and the Committee are in place to represent the Company's shareholders; accordingly, the outside auditor is ultimately accountable to the Board and the Committee.

     The Committee shall review the adequacy of this Charter on an annual basis.


MEMBERSHIP
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     The Committee shall be comprised of not less than three members of the
Board, and the Committee's composition shall meet all requirements of the Audit Committee Policy of the New York Stock Exchange.

     Accordingly, all of the members must be directors:

     - who have no relationship to the Company that may interfere with the exercise of their independence from management and the Company; and

     - who are financially literate or who become financially literate within a reasonable period of time after appointment to the Committee. In addition, at least one member of the Committee must have accounting or related financial management expertise.


KEY RESPONSIBILITIES
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     The Committee's job is one of oversight and it recognizes that the
Company's management is responsible for preparing the Company's financial statements. Additionally, the Committee recognizes that financial management (including the internal audit staff), as well as the outside auditors, have more time, knowledge and more detailed information regarding the Company than do Committee members. Consequently, in discharging its oversight responsibilities, the Committee is not providing any expertise or special assurance as to the Company's financial statements or any professional certification as to the outside auditor's work.
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     The following functions shall be the common recurring activities of the
Committee in carrying out its oversight function. These functions are set forth as a guide with the understanding that the Committee may diverge from this guide as appropriate under the circumstances.

     - The Committee shall review with management and the outside Company's auditors the audited financial statements to be included in the Company's Annual Report on Form 10-K (or the Annual Report to
          Shareholders if distributed prior to the filing of Form   10-K) and
          review and consider with the outside auditors the matters required to be discussed by Statement of Auditing Standards ("SAS") No. 61. The management review shall include consultation with the Company's counsel relative to legal matters that could have a significant impact on the Company's financial statements.

     - As a whole, or through the Committee chair, the Committee shall review with the outside auditors the Company's interim financial results to be included in the Company's Quarterly Reports on Form 10-Q to be filed with the Commission and the matters required to be discussed by SAS No. 61. Such review shall occur prior to the filing of the Company's Quarterly Reports on Form 10-Q.

 . The Committee shall discuss with management and the outside auditors the quality and adequacy of the Company's internal controls.

 .  The Committee shall:

     - request from the outside auditors annually, a formal written statement delineating all relationships between the auditor and the Company consistent with Independence Standards Board Standard No. 1;

     - discuss with the outside auditors any such disclosed relationships and their impact on the outside auditor's independence; and

     - recommend that the Board take appropriate action in response to the outside auditor's report to satisfy itself of the auditor's independence.

 . The Committee, subject to any action that may be taken by the full Board, shall have the ultimate authority and responsibility to select (or nominate for shareholder approval), evaluate and, where appropriate, replace the outside auditor.